EXHIBIT 10-I
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                JMB MORTGAGE PARTNERS, LTD.-IV
                   900 North Michigan Avenue
                   Chicago, Illinois  60611





                       December 15, 1996




River Point Limited Partnership
566 West Adams Street
Suite 505
Chicago, Illinois  60606

Attention:  Mr. Arthur Slaven

     Re:  River Point Limited Partnership
          Chicago, Illinois
          --------------------------------

Ladies and Gentlemen:

          Please refer to that certain Promissory Note, dated August 22, 1989 (the "ORIGINAL NOTE"), in the original principal amount of $29,250,000, made by River Point Limited Partnership, an Illinois limited partnership ("BORROWER"), and LaSalle National Trust, N.A., not personally but as successor trustee under a Trust Agreement dated December 1, 1987 and known as Trust No. 111365 (the "TRUST") (the Trust and Borrower are referred to herein, collectively, as the "MORTGAGOR"), as maker, payable to the order of JMB Mortgage Partners, Ltd.-IV, an Illinois limited partnership ("LENDER"), pursuant to which Lender made a loan (the "LOAN") to Mortgagor. The Original Note is secured by, among other things, that certain mortgage, captioned "Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement," dated August 22, 1989, by the Trust and Borrower, as mortgagor, and Lender, as mortgagee, recorded on August 23, 1989, as Instrument No. 89394053 in the Official Records of Cook County, Illinois (the "MORTGAGE"). The Mortgage encumbers that certain real property located in Cook County, Illinois, commonly known as River Point Center, Chicago, Illinois, more particularly described in the Mortgage and in Exhibit A hereto, and all improvements and personal property of the Mortgagor situated thereon or used in connection therewith (collectively, the "PREMISES"). Lender and Mortgagor entered into a modification agreement (the "AGREEMENT") captioned "LOAN MODIFICATION AGREEMENT," dated September 11, 1996, pertaining to the Original Note, the Mortgage and the other documents, agreements and instruments evidencing, governing or securing the Loan executed prior to the date hereof (collectively, the "LOAN DOCUMENTS").

          On the date hereof, Lender will accept a payment of $27,624,999.00 as repayment in full of the Loan, including all principal, interest and charges which may be due and owing under the Loan Documents. This sum consists of a principal payment of the Loan in the amount of $27,400,000.00, a Deferred Interest Payment Amount (as defined in the Agreement) in the amount of $174,999.00 and a payment of Blockbuster Deferred Interest (as defined in the Agreement) in the amount of $50,000.00. For each day after December 15, 1996 that the Loan remains outstanding, the Loan may be repaid by payment of an amount (the "REPAYMENT AMOUNT") equal to (a) $27,624,999.00 plus (b) one day's Basic Interest (as defined in the Note) in the amount of $7,278.05 for each day through the repayment date that the Loan remains outstanding. Notwithstanding the terms of the Agreement, the obligation of Mortgagor to pay any and all Additional Interest which may be owing under the Loan Documents shall be satisfied by payment of the Repayment Amount.

          The Repayment Amount must be delivered, if at all, by wire transfer to the account of JMB Mortgage Partners, Ltd.-IV at Bank of America Illinois, Chicago, Illinois, ABA Number 071000039, Account Number 7490550.

          Any and all funds held in escrow by Lender for the payment of real estate taxes will be returned to Mortgagor by check payable to Mortgagor within a reasonable period of time following receipt of the Repayment Amount.

          In order for Lender to accept a repayment of the Loan in accordance with the terms of this letter, Lender must receive the Repayment Amount by the close of Business on December 24, 1996. If Lender does not receive the Repayment Amount by the close of business on December 24th, then this letter shall be null and void, and any repayment of the Loan must be made in accordance with the terms of the Loan Documents.

          Except for the agreement of Lender to accept a repayment of the Loan in accordance with the terms of this letter, the Loan Documents are and shall remain in full force and effect in accordance with their terms. No party to this letter will be bound by, and no rights or liabilities will arise from, any statements, oral agreements, draft documents, term sheets, letters or any other communications. This letter may only be amended by a written amendment, fully executed and delivered by the parties.

          Thank you very much.

                              JMB MORTGAGE PARTNERS, LTD.-IV,
                              an Illinois limited partnership

                              By:  JMB Realty Corporation,
                                   a Delaware corporation, General
                                   Partner

                                   By:  --------------------
                                        Julie H. Walner
                                        Vice President